EXHIBIT 5.1

June 13, 2013

Cray Inc.

901 Fifth Avenue, Suite 1000

Seattle, Washington 98164

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Cray Inc., a Washington corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about June 13, 2013 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 4,601,504 shares of the Company’s Common Stock, $0.01 par value per share (the “Stock”), which are reserved for issuance by the Company pursuant to its 2013 Equity Incentive Plan (the “Plan”). In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

(1)	the Company’s Articles of Restatement (the “Restated Articles”), in the forms filed with the Commission on June 8, 2006, and as certified by one or more of the Company’s officers as being complete and in full force and effect as of the date of this opinion;

(2)	the Company’s Amended and Restated Bylaws (the “Amended and Restated Bylaws”), as amended by the First Amended to Amended and Restated Bylaws (the “Bylaws Amendment” and, together with the Amended and Restated Bylaws, the “Bylaws”), in the forms filed with the Commission on February 12, 2007 and April 19, 2012, respectively, and as certified by one or more of the Company’s officers as being complete and in full force and effect as of the date of this opinion;

(3)	the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference;

(4)	the Plan and related forms of Plan agreements;

(5)	the prospectus prepared in connection with the Registration Statement (the “Prospectus”);

(6)	the following minutes of meetings and actions by written consent of the Company’s Board of Directors (the “Board”) and shareholders at which, or pursuant to which, the Restated Articles and Bylaws were approved: (i) the minutes of a meeting of the Board held on March 8, 2006 at which resolutions were adopted by the Board adopting and approving the Restated Articles, (ii) the minutes of a meeting of the Board held on February 6-8, 2007 at which resolutions were adopted by the Board adopting and approving the Amended and Restated Bylaws, (iii) the minutes of a meeting of the Board held on April 17, 2012 at which resolutions were adopted by the Board adopting and approving the Bylaws Amendment, and (iv) the minutes of a meeting of the shareholders held on June 6, 2006 at which resolutions were adopted by the shareholders adopting and approving the Restated Articles.

June 13, 2013

(7)	the following minutes of meetings and actions by written consent of the Board and shareholders at which, or pursuant to which, the Board and shareholders of the Company adopted and approved the Plan, the reservation of the Stock for sale and issuance pursuant to the Plan and the filing of the Registration Statement: (i) the minutes of a meeting of the Board held on March 26, 2013, at which resolutions were adopted by the Board and (ii) the minutes of a meeting of the shareholders of the Company held on June 13, 2013, at which resolutions were adopted by the shareholders of the Company;

(8)	the stock records that the Company has provided to us (consisting of a statement prepared by the Company as to the number of issued and outstanding shares of capital stock, options, warrants and rights to purchase shares of the Company’s capital stock and any additional shares of capital stock reserved for future issuance in connection with the Company’s stock option and stock purchase plans and all other plans, agreements or rights as of June 13, 2013);

(9)	a Certificate of Existence/ Authorization issued by the Secretary of State of the State of Washington dated June 11, 2013 (the “Certificate of Good Standing”) stating that the Company is qualified to do business under the laws of the State of Washington; and

(10)	an Opinion Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the “Opinion Certificate”).

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

The Company’s capital stock is uncertificated. We assume that issued Stock will not be reissued by the Company in uncertificated form until any previously issued stock certificate representing such issued Stock have been surrendered to the Company and that the Company will properly register the transfer of the Stock to the purchasers of such Stock on the Company’s record of uncertificated securities.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Opinion Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America and of the State of Washington.

June 13, 2013

With respect to our opinion expressed in paragraph (1) below as to the valid existence of the Company under the laws of the State of Washington, we have relied solely upon the Certificate of Good Standing and representations made to us by the Company.

In accordance with Section 95 of the American Law Institute’s Restatement (Third) of the Law Governing Lawyers (2000), this opinion letter is to be interpreted in accordance with customary practices of lawyers rendering opinions in connection with the filing of a registration statement of the type described herein.

Based upon the foregoing, it is our opinion that:

(1) The Company is a corporation validly existing under the laws of the State of Washington; and

(2) The 4,601,504 shares of Stock that may be issued and sold by the Company upon the exercise of stock options, the settlement of restricted stock units and stock appreciation rights, and the issuance of restricted stock awards, stock bonus awards and performance shares to be granted thereunder, when issued, sold and delivered in accordance with the Plan and purchase agreements to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

June 13, 2013

Very truly yours,

FENWICK & WEST LLP

By:	/s/ Alan C. Smith
Alan C. Smith, a Partner